Exhibit 10.1

SABAN CAPITAL ACQUISITION CORP.

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of March 16, 2017, among Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Saban Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Casey Wasserman (the “Director”).

WHEREAS, in connection with the Director being appointed to the board of directors of the Company, the Director desires to subscribe for and purchase, and the Company desires to sell to the Director, 25,110 Class F ordinary shares, $0.0001 par value per share (the “Company Director Shares”), on the other terms and conditions specified herein; and

WHEREAS, in connection with the Director being appointed to the board of directors of the Company, the Director desires to subscribe for and purchase, and Sponsor desires to transfer to the Director, an additional 7,500 Class F ordinary shares, $0.0001 par value per share (the “Sponsor Director Shares” and, together with the Company Director Shares, the “Director Shares”), on the other terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties contained herein, the Company, Sponsor and the Director hereby agree as follows:

1. Purchase and Sale of Company Director Shares.

a. Purchase and Sale of Company Director Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Director hereby subscribes for, acquires and purchases, and the Company hereby sells to the Director, on the date hereof, the Company Director Shares for an aggregate purchase price of $92.40 (the “Company Share Purchase Price”).

b. Consideration. Subject to the terms and satisfaction of the conditions set forth in this Agreement, the Director purchases and acquires the Company Director Shares by delivering to the Company aggregate consideration in the amount of the Company Share Purchase Price.

c. Delivery by the Company. Substantially simultaneously with the delivery of the Company Share Purchase Price in the manner provided herein, the Company will register the Company Director Shares in the Director’s name in the register of members of the Company registered evidencing the Company Director Shares.

d. Delivery by the Director. On the Closing, the Director will deliver, or cause to be delivered, to the Company the Company Share Purchase Price. In consideration for the Director Shares, the Director agrees to execute the letter agreement attached hereto as Exhibit A, the Indemnity Agreement attached hereto as Exhibit B and the Joinder to the Registration Rights Agreement attached hereto as Exhibit C (collectively, the “Director Agreements”).

2. Purchase and Sale of Sponsor Director Shares.

a. Purchase and Sale of Sponsor Director Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Director hereby acquires and purchases, and Sponsor hereby sells, assigns and transfers to the Director, on the date hereof, the Sponsor Director Shares for an aggregate purchase price of $27.60 (the “Sponsor Share Purchase Price”).

b. Consideration. Subject to the terms and satisfaction of the conditions set forth in this Agreement, the Director purchases and acquires the Sponsor Director Shares by delivering to the Company aggregate consideration in the amount of the Sponsor Share Purchase Price.

c. Delivery by the Company. Upon confirmation from Sponsor that the Sponsor Share Purchase Price has been received in the manner provided herein Section, the Company will register the transfer of the Sponsor Director Shares in the register of members of the Company registered evidencing the transfer of the Sponsor Director Shares.

3. Representations, Warranties, and Covenants of the Director. The Director represents and warrants to the Company and agrees as follows:

a. Investment Intention. The Director is acquiring the Director Shares solely for the Director’s own account for investment and not with a view to resale or in connection with, any distribution thereof.

b. Federal Securities Laws Matters. The Director acknowledges that (i) the Director Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Director Shares must be held indefinitely and the Director must continue to bear the economic risk of the investment in the Director Shares, unless the Director Shares are subsequently registered under the Securities Act, or an exemption from such registration is available, (iii) it is not anticipated that there will be any public market for the Class F Shares in the foreseeable future, (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sales of any securities of the Company (including the Class F Shares) and the Company has made no covenant to make such rule available and such rule is not anticipated to be available in the foreseeable future, (v) when and if the Class F Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Class F Shares without registration will require the availability of an exemption under the Securities Act, (vii) an applicable legend with respect to certain transfer restrictions on the Class F Shares shall be placed on the certificate(s) evidencing the Director Shares, and (viii) a notation shall be made in the appropriate records of the Company indicating that the Director Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a share transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to its Class F Shares.

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c. Director Status. (i) The Director’s financial situation is such that the Director can afford to bear the economic risk of holding the Director Shares for an indefinite period of time, (ii) the Director can afford to suffer complete loss of his or her investment in the Director Shares, and (iii) the Director has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to the Director’s investment in the Director Shares.

d. Due Execution and Delivery. The Director has duly executed and delivered this Agreement; this Agreement constitutes a legal, valid and binding obligation of the Director, enforceable in accordance with its terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Director in connection with the execution and delivery of this Agreement and the Director Agreements or the performance of the Director’s obligations hereunder or thereunder.

e. Section 83b Election. The Director agrees that he shall file with the Internal Revenue Service a timely election under Section 83(b) of the Code (the “83b Election”) and shall provide a copy of the 83b Election to the Company promptly upon filing.

4. Representations and Warranties of the Company. The Company represents and warrants to the Director as follows:

a. Corporate Form. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

b. Corporate Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to issue the Director Shares to the Director and to carry out the transactions contemplated hereby.

c. Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the issuance of the Director Shares or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

d. Required Filings and Approvals. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, other than the filings, registrations or qualifications that may be required to be made or obtained under federal securities laws or the state securities laws of any state of the United States of America.

e. No Conflicts. None of the execution, delivery or performance of this Agreement by the Company conflicts with the current memorandum and articles of association of the Company as in effect on the date hereof, or result in any material breach of, or constitutes a material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.

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5. Representations and Warranties of Sponsor: Sponsor represents and warrants that it owns, beneficially and of record, and has valid title to, and the right to transfer to the Company, all of the Sponsor Director Shares, free and clear of any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever (“Encumbrances”), and the Director shall acquire, and have valid title to, the Sponsor Director Shares, free and clear of any and all Encumbrances, in each case, except as provided in, or contemplated by, the Director Agreements. No person has any written or oral agreement, arrangement or understanding or option for, or any right or privilege (whether by law, preemption or contract) that is or is capable of becoming an agreement, arrangement or understanding or option for, the purchase or acquisition from Sponsor of any of the Sponsor Director Shares.

6. Conditions: Consummation of the transactions contemplated hereby is conditioned upon the following delivery by the Director of the Company Share Purchase Price and the Sponsor Share Purchase Price.

7. Miscellaneous.

a. Entire Agreement. This Agreement and the Director Agreements constitute the entire agreement among the parties with respect to the subject matter hereof. They supersede any prior agreement or understanding among them, and they may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto or thereto, or their respective successors or assigns, or otherwise as provided herein or therein.

b. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

d. Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

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e. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Director without the prior written consent of the other party.

f. Director Resignation. If the Director voluntarily resigns his position with the Company before a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, (i) all of the Company Director Shares shall be returned by the Director to the Company and (ii) all of the Sponsor Director Shares shall be returned by the Director to Sponsor.

g. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to the Company:

Saban Capital Acquisition Corp.

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Attention: General Counsel

If to the Director, to the address set forth on the signature page hereto.

h. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

i. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

j. Waivers. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

k. Counterparts. This Agreement may be executed in two or more counterparts (including facsimile or PDF counterparts), each of which will be deemed an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company, the Sponsor and the Director have executed this Agreement as of the date first above written.

SABAN CAPITAL ACQUISITION CORP.

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Authorised Person

SABAN SPONSOR LLC

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Authorised Person

/s/ Casey Wasserman
Casey Wasserman

Address:
10960 Wilshire Blvd, Suite 2200
Los Angeles, CA 90024 cw@teamwass.com with a copy to: dchristopher@teamwass.com

EXHIBIT A

LETTER AGREEMENT

March 16, 2017

Saban Capital Acquisition Corp.

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Re:	Board appointment

Mr. Wasserman:

This letter (this “Letter Agreement”) is being delivered to you in connection with your appointment to the board of directors of Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”). Reference is made to the Company’s initial public offering (the “Public Offering”), of 25,000,000 of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one warrant (each, a “ Warrant”). Each whole Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share), subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company’s Units are listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the, “Insider”) hereby agrees with the Company as follows:

1. The Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he shall (i) vote any Ordinary Shares owned by him in favor of any proposed Business Combination and (ii) not redeem any Ordinary Shares owned by him in connection with such shareholder approval.

2. The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the

Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Insider acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Insider hereby further waives, with respect to any Ordinary Shares held by him, if any, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Insider shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares he holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. [Reserved.]

4. [Reserved.]

5. [Reserved.]

6. (a) The Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement regarding its Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering. Such restriction does not preclude the Insider from pursuing interests in asset management companies. For the avoidance of doubt, the Insider is allowed to participate in the formation of, or become an officer or director of, another blank check company upon completion of the Business Combination.

(b) The Insider hereby agrees and acknowledges that: (i) the Underwriters party to the Underwriting Agreement related to the Company’s initial public offering, dated September 15, 2016, among the Company and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters, and the Company would be irreparably injured in the event of a breach by his obligations under paragraphs 1, 2, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

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7. (a) The Insider agrees that he shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Insider agrees that he shall not Transfer any Private Placement Warrants (or Ordinary Shares issued or issuable upon the conversion of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares issued or issuable upon the exercise or conversion of the Founder Shares, are permitted (a) to the Company’s officers or directors, to officers, directors, members or beneficial owners of the Saban Sponsor LLC, a Delaware limited liability company (the “Sponsor”), to any affiliates or family members of the foregoing or to any trust where any of the foregoing is the primary beneficiary; (b) in the case of any beneficial owner of the Sponsor or an individual, by gift to a member of the beneficial owner’s or individual’s immediate family, to a trust, the beneficiary of which is a member of the beneficial owner’s or individual’s immediate family or an affiliate of such person or beneficial owner, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; and (g) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

8. The Insider represents and warrants that he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Insider’s biographical information furnished to the Company, if any, is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Insider represents and warrants that: he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he has never been convicted of,

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or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, the Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: payment to an affiliate of the Sponsor for office space, utilities and secretarial support for a total of $10,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,000,000 of such loans may be convertible into warrants at a price of $ 1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

10. The Insider has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the public filings of the Company as a director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the Class F Ordinary Shares, par value $0.0001 per share, initially issued prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 7,000,000 Ordinary Shares that the Sponsor has agreed to purchase for an aggregate purchase price of $7,000,000, or $1.00 per Warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering were deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic

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consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and its respective successors, heirs and assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

17. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page follows]

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Sincerely,

Casey Wasserman

Acknowledged and Agreed:

SABAN CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Letter Agreement]

EXHIBIT B

INDEMNITY AGREEMENT

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of March 16, 2017.

Between:

(1)	SABAN CAPITAL ACQUISITION CORP., an exempted company incorporated under the laws of the Cayman Islands with registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”); and

(2)	Casey Wasserman (“Indemnitee”).

Whereas:

(A)	Highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

(B)	The board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and any of its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among publicly traded corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The amended and restated articles of association of the Company (the “Articles”) provide for the indemnification of the officers and directors of the Company. The Articles expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

(C)	The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

(D)	The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

(E)	It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

(F)	This Agreement is a supplement to and in furtherance of the Articles and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

(G)	Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and subject to the provisions of the letter agreement dated as of the date hereof between the Company and Indemnitee, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1	SERVICES TO THE COMPANY

Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected, appointed or retained or until Indemnitee tenders his resignation.

2	DEFINITIONS

As used in this Agreement:

2.1	References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, advisor, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

2.2	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

2.3	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(a)

Acquisition of Shares by Third Party. Other than an affiliate of Saban Capital Group, Inc., any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (c) of this definition;

(b)	Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(c)	Corporate Transactions. The effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of Saban Capital Group, Inc., no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(d)	Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(e)	Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

2.4	“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

2.5	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

2.6	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

2.7	“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

2.8	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9	“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

2.10

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.11	References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.12	The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of share of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of share of the Company.

2.13	The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

2.14	The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3	INDEMNITY IN THIRD-PARTY PROCEEDINGS

To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

4	INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY

To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5	INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL

Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate

Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6	INDEMNIFICATION FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or deponent in any Proceeding to which Indemnitee is not a party or threatened to be made a party, he shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS

7.1	Notwithstanding any limitation in Section 3, 4, or 5, except for Section 27, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7.1 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of applicable law.

7.2

Notwithstanding any limitation in Section 3,4, 5 or 7.1, except for Section 27, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

8.1	To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

8.2	The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee and does not require any amount to be paid by the Indemnitee or otherwise obligate the Indemnitee in any manner without the Indemnitee’s prior written consent.

8.3	The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9	EXCLUSIONS

Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)	for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision and which payment has not subsequently been returned, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b)	for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(c)

prior to a Change in Control, other than as provided in Sections 14.5 and 14.6 hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10	ADVANCES OF EXPENSES; DEFENSE OF CLAIM

10.1	Notwithstanding any provision of this Agreement to the contrary except for Section 27, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles, applicable law or otherwise. This Section 10.1 shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

10.2	The Company will be entitled to participate in the Proceeding at its own expense.

10.3	The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

11	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION

11.1	Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

11.2

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12.1 of this Agreement.

12	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION

12.1	A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iii) by vote of the shareholders by ordinary resolution. The Company will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

12.2

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.1 hereof, the Independent Counsel shall be selected as provided in this Section 12.2. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12.1 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14.1 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12.3	The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

13.1	In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11.2 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

13.2	If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

13.3	The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

13.4	For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, managing members, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

13.5	The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14	REMEDIES OF INDEMNITEE

14.1

In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12.1 of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 5, 6, 7 or the last sentence of Section 12.1 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made within ten (10) days after receipt by the Company of a written request therefor,

Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted in Los Angeles, California by a single arbitrator pursuant to the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

14.2	In the event that a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12.1 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

14.3	If a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

14.4	The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

14.5

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Articles now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

14.6	Interest shall be paid by the Company to Indemnitee at a rate to be agreed between the Company and the Indemnitee for amounts which the Company indemnifies, holds harmless or exonerates, or is obliged to indemnify, hold harmless or exonerate for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15	SECURITY

Notwithstanding anything herein to the contrary except for Section 27, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION

16.1	The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Articles or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnify Indemnitee to the fullest extent permitted by law. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

16.2	The Articles permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

16.3	To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

16.4	In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.5	The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17	DURATION OF AGREEMENT

All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19	ENFORCEMENT AND BINDING EFFECT

19.1	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

19.2	Without limiting any of the rights of Indemnitee under the Articles as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

19.3	The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

19.4	The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.5	The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a Court of competent jurisdiction and the Company hereby waives any such requirement of such a bond or undertaking.

20	MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21	NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and received for by the party to whom said notice or other communication shall have been directed, on such delivery, or (ii) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)	If to Indemnitee, at the address indicated on the signature page of this Agreement or such other address as Indemnitee shall provide in writing to the Company.

If to the Company, to:

Saban Capital Acquisition Corp.

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Attn: Niveen S. Tadros, Esq.

With a copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Gregg A. Noel, Esq. and Jonathan Ko, Esq.

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22	APPLICABLE LAW AND CONSENT TO JURISDICTION

This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14.1 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

23	IDENTICAL COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24	MISCELLANEOUS

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25	PERIOD OF LIMITATIONS

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26	ADDITIONAL ACTS

If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfil its obligations under this Agreement.

27	WAIVER OF CLAIMS TO TRUST ACCOUNT

Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

By:
Name: Casey Wasserman

	Address:	10960 Wilshire Blvd, Suite 2200 Los Angeles, CA 90024 cw@teamwass.com with a copy to: dchristopher@teamwass.com

SABAN CAPITAL ACQUISITION CORP.

By:
Name:
Title: Authorised Signatory

[Signature Page to D&O’s Indemnity Agreements]

EXHIBIT C

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

JOINDER TO

REGISTRATION RIGHTS AGREEMENT

This JOINDER (the “Joinder”) to the Registration Rights Agreement, dated as of September 15, 2016, by and among Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Saban Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain other security holders of the Company (the “Agreement”), is made as of March 16, 2017 by and between the Company and Casey Wasserman (“Director”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Director has acquired an aggregate of 32,610 Class F ordinary shares, par value $0.0001 per share of the Company (collectively, the “Director Founder Shares”), from the Company and the Sponsor, and the Agreement and the Company require Director, as a holder of such Director Founder Shares, to become a party to the Agreement, and Director agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.	Agreement to be Bound. Director hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a “Holder” for all purposes thereof.

2.	Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Director and any subsequent holders of any Director Founder Shares and the respective successors and assigns of each of them, so long as they hold any Director Founder Shares.

3.	Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.	Notices. For purposes of Section 5.1 of the Agreement, all notices, demands or other communications to the Director shall be directed to:

Casey Wasserman

10960 Wilshire Blvd, Suite 2200

Los Angeles, CA 90024

cw@teamwass.com

with a copy to: dchristopher@teamwass.com

5.	Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS WHOLLY PERFORMED WITHIN THE BORDERS OF SUCH STATE

6.	Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*    *    *    *    *

2

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

By:
Name: Casey Wasserman

	Address:	10960 Wilshire Blvd, Suite 2200 Los Angeles, CA 90024

SABAN CAPITAL ACQUISITION CORP.

By:
Name:
Title: Authorised Signatory

[Signature Page to Joinder to Registration Rights Agreement]